                           EXHIBIT 11.01

                           AMERICAN CASINO ENTERPRISES, INC. AND SUBSIDIARIES

                           SCHEDULE OF COMPUTATION OF EARNINGS PER COMMON SHARE AND COMMON SHARE EQUIVALENT

                           THREE MONTHS ENDED OCTOBER 31, 1996 AND 1995


                                                           1996              1995
                                                        -----------       -----------
                                   PRIMARY:

Net income                                              $ 1,092,000       $ 1,353,000
                                                        ===========       ===========

Weighted average number of common shares
  outstanding during the period                          14,867,958        14,367,958

Add:
  Common stock equivalents (determined
  using the "treasury stock" method) representing
  shares issuable upon exercise of options
  and warrants                                            1,141,369         1,323,744
                                                        -----------       -----------
Weighted average number of shares used in
  calculation of primary income per share                16,009,327        15,691,702
                                                        ===========       ===========
PRIMARY EARNINGS PER COMMON SHARE
AND COMMON SHARE EQUIVALENT                             $      0.07       $      0.09
                                                        ===========       ===========



                                   FULLY DILUTED:

Net income                                              $ 1,092,000       $ 1,353,000
                                                        ===========       ===========

Weighted average number of common shares
  outstanding during the year                            14,867,958        14,367,958

Add:
  Common stock equivalents (determined
  using the "treasury stock" method) representing
  shares issuable upon exercise of options
  and warrants                                            1,485,297         1,595,665
                                                        -----------       -----------
Weighted average number of shares used in
  calculation of fully diluted income per share          16,353,255        15,963,623
                                                        ===========       ===========
FULLY DILUTED EARNINGS PER COMMON SHARE
AND COMMON SHARE EQUIVALENT                             $      0.07       $      0.09
                                                        ===========       ===========

NOTE: Fully diluted earnings per common share and common share equivalent is not presented in the Consolidated Statements of Income and Retained Earnings because the effect is antidilutive or the dilutive effect is less than three percent.

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